EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
Fees to be Paid
Equity	Common Shares, no par value per share (2)(3)	457(o)	$3,500,000.00	$110.20 per $1,000,000	$385.70
Other	Warrants to purchase Common Shares (3)	457(g)	—	—	$0.00
Equity	Common Shares issuable upon exercise of Warrants to purchase Common Shares (2)	457(o)	$3,500,000.00	$110.20 per $1,000,000	$385.70
Other	Pre-Funded Warrants to purchase Common Shares (3)(4)	457(g)	—	—	$0.00
Equity	Common Shares issuable upon exercise of the Pre-Funded Warrants (2)(3)	457(o)	—	—	$0.00
Total Offering Amounts			$7,000,000		$771.40
Total Fee Offsets
Net Fees Due					$771.40

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the common shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common shares and pre-funded warrants (including the common shares issuable upon exercise of the pre-funded warrants), if any, is $3,500,000.00.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.